Exhibit 10.2

KID BRANDS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Date of Grant: March 15, 2013

NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of the date set forth above between Kid Brands, Inc., a New Jersey corporation (the “Company”), and Raphael Benaroya (the “Grantee”).

Confirmation of Grant; Exercise Price. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of a Nonqualified Stock Option (the “Option”) with respect to 200,000 shares of the Common Stock, stated value $0.10 per share, of the Company (“Common Stock”) at an exercise price of $1.51 per share (“Exercise Price”). The Option granted hereunder is granted pursuant to the terms of the Employment Agreement entered into between the Company and the Grantee dated March 14, 2013 (the “Employment Agreement”), but outside the terms of the Company’s Equity Incentive Plan (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Employment Agreement. If there is any conflict between the provisions of this Agreement and the Employment Agreement, the provisions of the Employment Agreement shall control. The Option is intended to be a nonqualified stock option for federal income tax purposes.

1. Vesting; Term. The Option is fully vested on the Date of Grant. Unless an earlier expiration date is specified in Section 3 below, the Option shall be exercisable at any time on or prior to the tenth anniversary of the Date of Grant and not be exercisable thereafter.

2. Termination of Employment.

(a) Termination without Cause or for Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (in either case, within the meaning of and as described in the Employment Agreement), then the Option shall be exercisable for the remainder of its ten-year term.

(b) Termination for Cause or without Good Reason. If the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason, the Option shall continue to be exercisable until its earlier expiration date, determined under and in accordance with the applicable terms and conditions of Section 4(A) of the Employment Agreement (as they pertain to a termination for Cause or without Good Reason).

(c) Death or Disability. If the Grantee’s employment is terminated by reason of death or Disability (within the meaning of the Employment Agreement), the Option shall be exercisable for one year after the Termination Date or the expiration of the ten-year term of the Option, whichever is shorter.

3. Transferability. Except as otherwise provided herein, the Option shall not be transferable other than to a designated beneficiary in the event of the Grantee’s death as set forth below or by will or by the laws of descent or distribution and shall be exercisable during the Grantee’s lifetime, subject to Section 3, only by the Grantee. The Grantee acknowledges and agrees that a violation of this Section 4 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 4 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. Notwithstanding the foregoing, the Option may be transferred by a gift to a member of the Grantee’s Immediate Family or trusts for their benefit, subject to the restrictions set forth herein. “Immediate Family” shall mean a person’s spouse, parents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. If the Grantee dies before the expiration of the Option, the Grantee’s designated beneficiary shall succeed to the Grantee’s rights with respect to the Option, subject to the provisions hereof. For this purpose, the Grantee may designate a beneficiary in writing to the Company and may change a previous designation in the same manner. If no beneficiary is designated or if no designated beneficiary shall survive the Grantee, then the Grantee’s estate will be deemed to be his designated beneficiary.

4. Restrictions on Exercise. The Option may be exercised only with respect to full shares of Common Stock.

The Company shall register the shares covered by the Option at the Company’s expense on a Form S-8 within 30 days of the Grantee’s Commencement Date under the Employment Agreement and keep such registration statement effective until all the Grantee’s shares of Common Stock covered thereby may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

5. Exercise and Tax Withholding.

(a) Exercise. The Option may be exercised by giving written notice to the Secretary of the Company which shall specify the number of shares of Common Stock to be purchased. The exercise price of the Option shall be paid in cash or, in the sole discretion of the Committee: (a) by the delivery of shares of Common Stock of the Company then owned by the Grantee; (b) by directing that the Company withhold shares otherwise deliverable upon exercise to satisfy the exercise price; or (c) by delivery of a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may permit any other method of paying the exercise price that it determines is consistent with applicable law and the purpose of the Option. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary: (i) to evidence such exercise; and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, applicable state securities laws or any other applicable law.

(b) Withholding. If tax withholding is required on the exercise of the Option, the Grantee is required to remit to the Company an amount sufficient to satisfy any statutory U.S. federal, state and local tax withholding requirements with respect thereto (“Withholding Taxes”). Such remittance may be required prior to the issuance of any shares of Common Stock in respect of the exercise of the Option to the Grantee. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold cash or shares of Common Stock deliverable upon exercise of the Option having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining number of shares shall be delivered to the Grantee.

6. Adjustments.

(a) The provisions of Sections 14.1 and 14.2 of the Plan are incorporated herein by reference to the extent applicable; provided that in no event will the Grantee be treated less favorably than any other Plan participants with respect to any adjustment or non-adjustment of the Option.

(b) Notwithstanding the foregoing, if a Change of Control (as defined in the Employment Agreement) occurs and the outstanding Option is not assumed or converted into comparable awards with respect to stock of the acquiring or successor company (or parent thereof), then, immediately prior to the Change of Control, the Option, whether or not previously vested, shall be converted into the right to receive cash or, at the election of the Grantee, consideration in a form that is pari passu with the form of consideration payable to the Company’s stockholders in exchange for their shares, in the amount, form, manner, time(s) of payment and otherwise upon the terms and conditions set forth in Section 4(D) of the Employment Agreement. If the Option is not assumed or converted (as described above), it may be canceled at the time of the Change of Control for no consideration if the per share exercise price of the Option is greater than such per share fair market value of the Company’s Common Stock (determined with regard to all per share consideration, including the value of any contingent and/or deferred consideration payable in the Change of Control transaction).

(c) If, by reason of a change in capitalization described in this Section 7, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of this Option, in the event that the Option continues, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Common Stock subject to the Option, as the case may be, prior to such change in capitalization.

7. No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or service by the Company nor limit in any way the right of the Company to terminate or modify the employment or retention of the Grantee at any time, with or without Cause.

8. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to the shares of Common Stock underlying the Option until the exercise of the Option and the issuance of a certificate or certificates to him for Option shares in respect thereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9. Disposition of Common Stock. Notwithstanding anything contained herein to the contrary, in the event that the disposition of any shares acquired upon exercise of the Option is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificate evidencing any of such shares may contain a statement placed thereon to reflect their status as restricted securities as aforesaid. Notwithstanding the foregoing, nothing contained herein shall be deemed or construed to be a waiver or release of the Company’s registration obligations pursuant to Section 3(C) of the Employment Agreement, which shall remain in effect and absolute.

10. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for Option shares hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchange, if any, on which the Company’s shares of Common Stock may, at that time be listed.

11. Miscellaneous.

(a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention: Corporate Secretary

Fax no.: 201-405-7377

E-mail address: mgoldfarb@kidbrands.com

if to the Grantee, to the Grantee at his principal residence as reflected in the records of the Company, with a copy to him at his principal business office during his employment with the Company or at raphael.benaroya@gmailcom.

Fax no.: (201) 568-4839.

Any notice received: (i) after 5:00 p.m. local time on any business day; or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Applicable Law. To the extent the federal laws of the United States do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of conflicts of law principles thereof.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts: Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in Adobe Acrobat format) will be deemed to be original signatures for all purposes hereunder.

(h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Tax Status of the Option. The Option is not intended to be treated as an arrangement that provides for a deferral of compensation subject to Section 409A of the Internal Revenue Code. This Agreement shall be construed and applied so as to ensure that the Option is not covered by Section 409A; and this Agreement shall be deemed amended to the extent reasonably necessary, as determined by the Committee in its sole discretion, to exclude the Option from the application of Section 409A or to comply with Section 409A, if necessary. The Option Exercise Price shall never become less than the Fair Market Value of the underlying shares of Common Stock on the date of grant.

(j) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Nonqualified Stock Option Agreement as of the date first above written.

KID BRANDS, INC.

By:	/s/ Frederick Horowitz
Name: Frederick Horowitz
Title: Chair, Compensation Committee

GRANTEE

/s/ Raphael Benaroya
RAPHAEL BENAROYA